UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2017

SHIRE PLC
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	0-29630	98-0601486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Riverwalk, Citywest Business Campus, Dublin 24, Republic of Ireland (Address of principal executive offices)

Registrant’s telephone number, including area code: +353 1 429 7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2017, the shareholders of Shire plc (the “Company”) adopted new Articles of Association (the “New Articles”) which amended the Company’s current Articles of Association (the “Old Articles”). The principal changes between the Old Articles and the New Articles are set out below.

1 Appointments of proxy

The New Articles clarify that where a shareholder appoints more than one proxy and the applicable appointments of proxy give the apparent right to exercise votes on behalf of the shareholder in a general meeting over more shares than are held by that shareholder, then each of those appointments of proxy will be invalid and none of the proxies so appointed will be entitled to attend, speak or vote at the relevant general meeting.

2 Borrowing powers

On May 27, 2016, the limit on the aggregate principal amount outstanding in respect of monies borrowed by the Group was increased by ordinary resolution from US$12,000,000,000 to US$30,000,000,000. The New Articles reflect this historical amendment.

3 Board activity

The Company’s Old Articles require all Board meetings of the Company to be held outside the United Kingdom and prevent a Director from attending such Board meetings via telephone or other communication equipment, and from signing a resolution in writing of the Board, if the Director in question is located in the United Kingdom. The New Articles remove these restrictions in order to allow for greater flexibility. The Company intends that it will continue to be managed and controlled in Ireland.

4 Executive Committee

The New Articles remove references to the “Executive Committee”. The role and responsibilities of the Executive Committee, which is currently a committee of the Board, are considered by the Board to be managerial in nature. It is therefore proposed that the Executive Committee be re-established as a management committee, similar to other management committees of the Company and comparable committees of other companies with shares admitted to trading on the London Stock Exchange.

5 Scrip dividends

The New Articles have been updated to reflect that when calculating a shareholder’s entitlement to scrip dividends, the relevant value of the entitlement shall be calculated by reference to the average of the middle market quotations for the Company’s Ordinary Shares on the London Stock Exchange as derived from the Daily Official List (or any other publication of a recognized investment exchange showing quotations for the Company’s Ordinary Shares, as determined by the Board) rather than by reference to the “market value” as defined by the UK Listing Rules. This is because the UK Listing Rules no longer define “market value”.

6 Strategic report and supplementary material

The New Articles have been updated to reflect that the Company provides, to electing shareholders, copies of its strategic report and supplementary material, consistent with the UK Companies Act 2006 (as amended), rather than summary financial statements.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company has issued a press release announcing the results of the annual general meeting which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01. Other Events.

The Company has issued a press release which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

3.1       Articles of Association of Shire plc

99.1       Press Release dated April 25, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shire plc

By:	/s/ W R Mordan

	Name:	Bill Mordan
	Title:	Company Secretary

Date: April 25, 2017

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Association of Shire plc
99.1	Press Release dated April 25, 2017